Exhibit 10.4

Power of Attorney

Date: November 1, 2018

I, [Name of VIE Shareholder], a citizen of the People’s Republic of China (“China” or the “PRC”) whose Identification Card No. is [ID Card Number], and a holder of [Percentage of Registered Capital] of the registered capital of Beijing So-Young Technology Co., Ltd. (“So-Young Technology”) as of the date of this Power of Attorney, hereby irrevocably authorize and entrust Beijing So-Young Wanwei Technology Consulting Co., Ltd. (the “WFOE”) to exercise the following rights and handle the following matters on my behalf relating to all equity interests held by me now and in the future in So-Young Technology (“My Shareholding”), during the term of this Power of Attorney:

The WFOE is hereby authorized, as my sole and exclusive agent and attorney, to act on behalf of myself with respect to all rights and matters concerning My Shareholding, including without limitation to: 1) convening and attending shareholders’ meetings of So-Young Technology; 2) exercising all of the shareholder’s rights and shareholder’s voting rights that I am entitled to under the laws of China and the articles of association of So-Young Technology; 3) handling the sale, transfer, pledge or disposition of My Shareholding (in part or in whole), including without limitation executing all necessary equity transfer documents and other documents for disposal of My Shareholding and fulfilling all necessary procedures; 4) representing myself in executing any resolutions and minutes as a shareholder (and a director) of So-Young Technology on my behalf; 5) nominating, electing, designating, appointing or removing on behalf of myself the legal representative, directors, supervisors, general managers, chief executive officer and other senior management members of So-Young Technology; and 6) approving the amendments to the company’s articles of association. Without written consent by WFOE, I have no right to increase, decrease, transfer, pledge, or by any other manner to dispose or change My Shareholding.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on behalf of myself, execute all and any supplementary agreements, ancillary documents, modifications, and/or amended and restated versions in relation to the Exclusive Option Agreement, Equity Interest Pledge Agreement and Exclusive Business Cooperation Agreement as of the date of this Power of Attorney, by and among WFOE, So-Young Technology and/or myself, and any documents and agreements I shall sign as required in the aforesaid agreements (including without limitation the “Transfer Contract” for the transfer of the “Optioned Interests” as described under the Exclusive Option Agreement), and perform the obligations under the aforesaid documents and agreements.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify the actions taken by the WFOE and the documents executed by the WFOE in relation to My Shareholding.

I hereby agree that the WFOE has the right to re-authorize or assign one or multiple matters and its rights related to such matters under this Power of Attorney to any other person or entity at its own discretion and without obtaining my prior consent. If required by PRC laws, the WFOE shall designate a qualified PRC citizen to handle such matters and exercise such rights as set forth in this Power of Attorney.

This Power of Attorney takes effect as of the date hereof. During the period that I am a shareholder of So-Young Technology, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English. In case of any conflicts between the Chinese version and the English Version, the Chinese version shall prevail.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

By:	/s/ [Name of VIE Shareholder]
Name:	[Name of VIE Shareholder]

Accepted by

/s/ Beijing So-Young Wanwei Technology Consulting Co., Ltd. (Seal)

By:	/s/ JIN Xing
Name:	JIN Xing
Title:	Legal Representative

Acknowledged by:

/s/ Beijing So-Young Technology Co., Ltd. (Seal)

By:	/s/ JIN Xing
Name:	JIN Xing
Title:	Legal Representative

Schedule of Material Differences

One or more persons entered into a power of attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Percentage of Registered Capital
1	JIN Xing	37.75%
2	SHAO Hui	59.73%
3	YU Tao	2.52%